Exhibit 10.1

WARRANT REPURCHASE AGREEMENT

This WARRANT REPURCHASE AGREEMENT (the “Agreement”) is made and entered into as of March 9, 2026 (the “Effective Date”), by and between ClearOne, Inc., a Delaware corporation (the “Company”), and the undersigned holder of the Existing Warrants (as defined below) (the “Holder”).

RECITALS

A.        The Holder previously acquired those certain Common Stock Warrants currently exercisable into such aggregate number of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), as set forth on Schedule A attached hereto (the “Existing Warrants”).

B.        The Company desires to repurchase the Existing Warrants from the Holder at a price of  $0.9108 per share of Common Stock underlying the Existing Warrants (the “Purchase Price”).

C.        Each of the Company and the Holder desire to effectuate such repurchase on the basis and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

1.        Repurchase of Existing Warrants. The Holder hereby conveys, assigns, transfers and surrenders the Existing Warrants to the Company and, in exchange, the Company shall cancel the Existing Warrants and pay the Holder the aggregate Purchase Price set forth on Schedule A hereto. In connection with such repurchase, the Holder hereby relinquishes all rights, title and interest in the Existing Warrants (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company. Simultaneously with the payment to and receipt by the Holder of the aggregate Purchase Price set forth on Schedule A, the Existing Warrants shall be deemed cancelled and of no further force and effect.

2.        Manner and Time of Payment of Repurchase Price. The aggregate Purchase Price set forth on Schedule A shall be paid in U.S. dollars and immediately available funds in accordance with the wire instructions set forth on Schedule B attached hereto within two business days of the Effective Date.

3.        Representations and Warranties of the Holder.

(a)        The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

(b)        The Holder has all requisite power, authority and capacity to enter into this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by the Holder, have been duly authorized by all necessary action on the part of the Holder, and no other proceedings on the part of the Holder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(c)        This Agreement has been duly executed and delivered by the Holder, and, assuming due execution and delivery by the Company, constitutes or will constitute the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(d)        The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Existing Warrants free and clear of all Liens (as defined below). The Holder has the full power and authority to transfer and dispose of the Existing Warrants free and clear of any Lien other than restrictions under the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right of any person to acquire all or any portion of the Existing Warrants. As used herein, “Liens” shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement (other than this Agreement) to grant or submit to any of the foregoing in the future.

(e)        The execution, delivery and performance by the Holder of this Agreement, and the consummation by the Holder of the transactions contemplated hereby, will not (i) result in a violation of the organizational documents of the Holder, (ii) conflict with or result in a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(f)        The Holder is not (i) an “affiliate” of the Company (as defined in Rule 144 under the Securities Act) or (ii) the “beneficial owner” (as that term is defined under the Securities Exchange Act of 1934, as amended) of more than 10% of the Company’s outstanding Common Stock assuming that the Company’s outstanding shares of Common Stock are as set forth on the cover page of its most recent Quarterly Report on Form 10-Q.

(g)        The Holder has been given full and adequate access to information relating to the Company as the Holder has deemed necessary or advisable in connection with the Holder’s evaluation of the repurchase of the Existing Warrants. The Holder has not relied upon any representations or statements made by the Company or its agents, officers, directors, employees or stockholders in regard to this Agreement or the basis thereof. The Holder has had the opportunity to review the Company’s filings with the Securities and Exchange Commission (the “SEC”). The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its sale of the Existing Warrants to the Company. The Holder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its sale of the Existing Warrants to the Company and the transactions contemplated by this Agreement.

(h)        The Holder acknowledges that the terms of the repurchase of the Existing Warrants have been established by negotiation between the Company and the Holder. The Holder acknowledges that the Company has not made any representation to the Holder about the advisability of this decision or the potential future value of any of the Existing Warrants. THE HOLDER ACKNOWLEDGES THAT, BY SELLING THE EXISTING WARRANTS TO THE COMPANY PURSUANT TO THIS AGREEMENT, THE HOLDER WILL NOT BENEFIT FROM ANY FUTURE APPRECIATION IN THE MARKET VALUE OF THE EXISTING WARRANTS.

4.        Representations and Warranties of the Company.

(a)        The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b)        The Company has all requisite power, authority and capacity to enter into this Agreement and consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby by the Company, have been duly authorized by all necessary action on the part of the Company and its board of directors (or a duly authorized committee thereof), and no other proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of any of the transactions contemplated hereby.

(c)        This Agreement has been duly executed and delivered by the Company, and, assuming due execution and delivery by the Holder, constitutes or will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

(d)        The execution, delivery and performance by the Company of this Agreement, and the consummation by the Company of the transactions contemplated hereby, will not (i) result in a violation of the organizational documents of the Company, (ii) conflict with or result in a breach of or default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder.

(e)        Neither the Company nor any subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other person, in order for the Company to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement. All consents, authorizations, orders, filings and registrations which the Company or any subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof, and neither the Company nor any of its subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

5.        Issuance of Form 8-K. On or before 9:00 a.m. (New York City time) on September 5, 2025, the Company shall file a Current Report on Form 8-K with the SEC disclosing all material terms of the transaction contemplated hereunder (“8-K Filing”). From and after the issuance of the 8-K Filing, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, related to the transactions contemplated hereby or with respect to information shared in connection herewith shall terminate.

6.        Miscellaneous.

(a)        Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

(b)        Survival of Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

(c)        Governing Law; Consent to Jurisdiction. This Agreement, and any action, arbitration, suit or other legal proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the transactions contemplated by this Agreement or the legal relationship of the parties to this Agreement (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware irrespective of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies and in respect of the statute of limitations or any other limitations period applicable to any claim, controversy or dispute. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Delaware Court of Chancery in connection with any matter based upon or arising out of this Agreement.

(d)        Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Company and the Holder.

(e)        Waiver. No failure on the part of any person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(f)        Counterparts and Exchanges by Electronic Transmission or Facsimile. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format shall be sufficient to bind the parties to the terms of this Agreement.

(g)        Severability. In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

(h)       Successors and Assigns. This Agreement shall be binding upon each of the parties hereto and each of their respective heirs, executors, personal representatives, successors and permitted assigns, if any. This Agreement shall inure to the benefit of the Company and the Holder and the respective successors and permitted assigns of the foregoing (if any). Neither party shall be permitted to assign any of such party’s rights or delegate any of such party’s obligations under this Agreement without the other party’s prior written consent. Any attempted assignment or delegation by a party in violation of this Section 6(h) shall be null and void.

(i)        No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j)        Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)        Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

[Remainder of page intentionally left blank.]

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

CLEARONE, INC.

By:	/s/ Simon Brewer, CPA
Name:	Simon Brewer, CPA
Title:	Chief Financial Officer

[Company Signature Page to Warrant Repurchase Agreement]

The parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

CVI Investments, Inc.

By:	/s/ Sam Winer
Name:	Sam Winer
Title:	Authorized Signatory

[Holder Signature Page to Warrant Repurchase Agreement]

Schedule A

Existing Warrants

Issue Date	Number of Warrant Shares	Aggregate Purchase Price
09/12/2021	24,155	US$ 22,000.00